UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC  20549


                             FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported) August 14,
                              2003



                     NICHOLAS FINANCIAL, INC.
      (Exact name of registrant as specified in its Charter)




   British Columbia, Canada   333-08407         8736-3354
  (State or Other Jurisdiction of(Commission (I.R.S. Employer
    Incorporation or Organization)File Number)Identification No.)

  2454 McMullen Booth Road, Building C
    Clearwater, Florida                           33759
(Address of Principal Executive Offices)        (Zip Code)



                          (813) 726-0763
       (Registrant's telephone number, Including area code)


                          Not applicable
  (Former name, former address and former fiscal year, if changed since last report)

Item 5.   Other Events

     On August 11, 2003 Nicholas Financial, Inc. (the "Company") announced a cash dividend of $.10 payable semi-annual to shareholders of record as of September 30, 2003.

     A copy of the Company's press release announcing the foregoing actions is attached as Exhibit 99.1 to this Report on Form 8-K and incorporated herein by reference.



Item 7.   Financial Statements and Exhibits

 (c)  Exhibits

      Exhibit No.        Description of Document

        99.1 Press release dated August 11, 2003 issued by the registrant

                           SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                    NICHOLAS FINANCIAL, INC.
                          (Registrant)


  Date: August 14, 2003         /s/ Peter L. Vosotas
                                -----------------------------
                                Peter L. Vosotas
                                Chairman, President,
                                Chief Executive Officer
                                (Principal Executive Officer)


  Date: August 14, 2003          /s/ Ralph T. Finkenbrink
                                 --------------------------
                                 Ralph  T. Finkenbrink
                                 (Principal Financial Officer
                                 and Accounting Officer)

                         Exhibit Index


Exhibit No.

99.1           Press Release, dated August 14, 2003

                    FOR IMMEDIATE RELEASE


Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759


Contact:  Ralph Finkenbrink
          Sr.Vice President, Finance

Nasdaq: NICK
Web Site: www.nicholasfinancial.com

Nicholas Financial, Inc.
Ph # - 727-726-0763
Fax # -727-726-2140




   Nicholas Financial, Inc. Announces Semi-Annual Cash Dividend


Clearwater, Florida, - August 11, 2003: Nicholas Financial, Inc. Chairman, CEO & President, Peter L. Vosotas, today announced that the Company has established its first semi-annual cash dividend of $.05 cents per share. The Company declared an annual cash dividend rate of $.10 cents a share on its common shares, which will be paid on September 22, 2003 to shareholders of record on September 8, 2003. Based on the Company's closing stock price on August 8, 2003 of $6.50, a $.10 cent yearly dividend would return a 1.54% yield on investment.

Mr. Vosotas stated, "Our Company has now reported record same quarter increases in revenues, net income and earnings per share in 51 out of the past 52 quarters. Given our track record and the Board's confidence in the business going forward, we are instituting this dividend as a means to increase shareholder value. We believe that the issuance of a dividend, in a very large measure, is an indication of the financial strength of the Company. At this time, the Company plans to continue the cash dividend program, provided that future earnings meet expectations."

Founded in 1985, with current assets of $94,853,000 as of June 30, 2003, Nicholas Financial is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The company has approximately 5,045,000 shares of common stock outstanding and has reported record revenues and earnings for the past 13 years. For an index of Nicholas Financial Inc.'s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.


Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's Annual Report on Form 10-K for the year ended March 31, 2003. Such statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially.

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